UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 4, 2005

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On January 4, 2005, Bernard L. Hengesbaugh, a Director of the Company, advised Arthur J. Gallagher & Co. (the “Company”) that as a result of his recent acceptance of the position of Chief Operating Officer of the American Medical Association, he is unable to stand for re-election to the Board of Directors at the Company’s May 2005 Annual Meeting of Shareholders. Mr. Hengesbaugh will continue to serve as a Director of the Company until the expiration of his term on May 17, 2005.

A copy of the press release announcing Mr. Hengesbaugh’s intention not to stand for re-election is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	99 Press Release, dated January 6, 2005, issued by Arthur J. Gallagher & Co.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: January 6, 2005	/s/ John C. Rosengren
John C. Rosengren Vice President, General Counsel & Secretary

Arthur J. Gallagher & Co.

Current Report On Form 8-K

Exhibit Index

Exhibit No.	Description
99	Press Release, dated January 6, 2005, issued by Arthur J. Gallagher & Co.